UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 31, 2008

Star Buffet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6054	84-1430786
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1312 N. Scottsdale Road
Scottsdale, AZ 85257		84115
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(480) 425-0397

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2008, Star Buffet, Inc. entered into a Senior Secured Credit Facility with Wells Fargo Bank N.A. which provides for a term loan and revolving credit facility.  The Senior Credit Facility was utilized to retire the Company’s unsecured credit facility with M&I Marshall & Ilsley Bank, to fund the acquisition of assets associated with sixteen (16) Barnhill’s Buffet restaurants as described below under Item 2.01, and to provide additional working capital to the Company.  Terms of the Senior Secured Credit Facility are subject to certain modifications based on the number of Barnhill’s Buffet Restaurants acquired.  When the Barnhill’s acquisition is complete, the Senior Secured Credit Facility’s amount, terms and conditions will be finalized.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                On January 31, 2008, Star Buffet Management, Inc., a wholly-owned subsidiary of Star Buffet, Inc. (collectively, the “Company”) acquired the assets and facility leases for sixteen (16) Barnhill’s Buffet restaurants from Barnhill’s Buffet, Inc. (“Barnhill’s”) for a purchase price of approximately $5 million.  Barnhill’s is currently in a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court of the Middle District of Tennessee and the acquisition was approved by the court and required creditors.  The acquired restaurants are located in the following states: Alabama (1), Arkansas (1), Florida (4), Louisiana (3), Mississippi (4), and Tennessee (3).  In connection with the acquisition, the Company acquired rights to the use of the Barnhill’s name and related intellectual property.  The Company is continuing negotiations with respect to the potential acquisition of an additional four (4) Barnhill’s Buffet restaurants that were also the subject of the Asset Purchase Agreement between the Company and Barnhill’s dated December 3, 2007.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired.

Any financial statements with respect to the acquired Barnhill’s Buffet restaurants that are required to be filed in connection with the transaction described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days following the date this Form 8-K was required to be filed.

(b)           Pro forma financial information.

Any pro forma financial information required to be filed in connection with the transaction described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days following the date this Form 8-K was required to be filed.

(d)                                 Exhibits.

Copies of the governing agreement with Wells Fargo Bank N. A. and the Asset Purchase Agreement with Barnhill’s Buffet, Inc. will be filed as exhibits to the report on Form 10-K due to be filed by Star Buffet, Inc. on or before April 28, 2008.

Exhibit Number	Title of Document	Location
99.1	Press Release, dated February 1, 2008, issued by Star Buffet, Inc.	Attached

SIGNATURES

                Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6 , 2008	STAR BUFFET, INC.

	By	/s/ Robert E. Wheaton
Robert E. Wheaton
Chairman of the Board,
President, Chief Executive Officer
(Principal Executive Officer)